Exhibit 10.1

Xi`an App-Chem Bio (Tech) and Shanghai Risesun International Trade Sales Cooperation Agreement for Tea Pigment Series Health Products

Party A: Xi`an App-Chem Bio (Tech) Co., Ltd.	Date: May 12, 2025
Party B: Shanghai Risesun International Trade Co., Ltd.	Place: Xi’an Agreement No.: BONYS20250512

Party A (Nasdaq : BON), a globally established provider of natural health bioactive ingredients and health solutions, is engaged in the research and development (R&D), production, and worldwide distribution of natural active compounds. Specializing in formulating ingredients for personal health and wellness applications, Party A holds an internationally recognized position as a leader in the innovation and commercialization of natural health ingredients and holistic health solutions. The natural health product portfolio of Party A is extensively distributed across key global markets, including but not limited to China, Japan, South Korea, the United States, and the European Union, and is distinguished by its compliance with stringent quality benchmarks and its established reputation for excellence in the global marketplace.

Party B is a leading enterprise within the health products sector in China, specializing in the research and development (R&D) and market expansion of botanical health products and natural protein-based health supplements. Party B possesses extensive expertise in the development of proprietary products and the establishment of distribution channels across diverse domains, including but not limited to sports fitness, aesthetic enhancement, and anti-aging solutions. Moreover, Party B maintains professional operational teams and possesses substantial resources in emerging business domains including new retail models and e-commerce marketing ecosystems.

The Parties hereby acknowledge and confirm that Party A’s tea pigment products exhibit significant biological properties, inclusive of hypoglycemic, anti-ulcerative, and antioxidant functionalities, thereby evidencing expansive applicability across diverse health sectors. Tea pigment is recognized as the most promising functional tea derivative since the commercialization of tea polyphenols, demonstrating particularly significant market potential in digestive health and blood glucose management applications. With exceptionally abundant raw material sources and a substantial consumer base, this innovation represents a groundbreaking application with blockbuster potential exceeding the USD 1 billion threshold.

This Cooperative Agreement (the “Agreement”) is entered into by and between Party A and Party B (hereinafter collectively referred to as the “Parties”).

WHEREAS, the Parties have engaged in good faith negotiations concerning the collaboration in the global marketing, distribution, and commercialization of the Tea Pigment Series Health Products (as defined herein);

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. Principle Matters of Agreement:

1. Party A hereby grants and authorizes Party B the non-exclusive, worldwide rights to market, distribute, and commercially operate the Tea Pigment Series Products (collectively, the “Products”), including, without limitation, tea pigment powder, tea pigment tablets, tea pigment concentrated liquid, and tea pigment compound series products. Such rights shall remain in full force and effect for a term of twenty-four (24) months, commencing upon the execution of this Agreement.

2. Party B hereby agrees to accept the non-exclusive global distribution rights for Party A’s Tea Pigment Series Products, effective as of the date of execution of this Agreement, for a term of twenty-four (24) months.

3. Party A shall be responsible for the R&D, and production of the products and shall supply the products to Party B. Party A shall ensure a stable and reliable supply of the products, as well as continuous and rapid innovation and upgrading thereof. The products include tea pigment and related health products.

4. Party B shall undertake the sales of the designated product series under this Agreement during the term hereof and shall be entitled to priority supply from Party A. Party B guarantees that the aggregate sales revenue of the said product series shall reach no less than US$24,000,000 during the contractual period.

5. The parties hereby mutually covenant and agree that in furtherance of specific commercial undertakings, they may execute business agreements pertaining to product categories, market arrangements, product development, and other related matters, which shall constitute an integral component of this Agreement.

6. The principal sales particulars as stipulated herein are enumerated in the schedule below:

Product	Sales Target	Market Area	Market Authority	Agreement Term
Tea pigment series products (including tea pigment powder, tea pigment tablets, tea pigment concentrated liquid, and tea pigment compound series products)	US$24,000,000	Global market	Non-exclusive business operation right	24 months

II. Quality Standards:

Product Specifications: Party A warrants and guarantees that the product quality complies with the applicable national standards, controls the relevant product indicators in accordance therewith, and issues a Certificate of Analysis (COA) for the corresponding batch of the goods.

The notification period for lodging quality claims shall not exceed two (2) months from the date of shipment. Party A shall not assume any liability for quality issues arising from improper storage by the purchaser or contamination, excessive bacterial levels, or moisture exceeding permissible limits caused during the unpacking of the goods.

III. Term of Cooperation:

This Agreement shall commence on the date of execution and continue in full force and effect for a period of twenty-four (24) months thereafter.

IV. Delivery Method and Place:

Pursuant to the provisions of this Agreement, Party B shall provide delivery orders to Party A in multiple installments and batches, whereupon Party A shall dispatch the goods in strict compliance with the mutually agreed-upon terms and conditions. The goods shall be transported to the domestic city designated by Party B, excluding warehousing charges, which shall remain the sole responsibility of Party B.

V. Packaging:

The goods shall generally be packaged in standard e-commerce cartons. Provided, however, that should Party B require specialized packaging configurations or enhanced protective measures, it shall notify Party A in advance and bear any additional costs incurred therefrom. Party A shall provide reasonable assistance and cooperation in implementing such requirements as may be reasonably required, subject always to operational feasibility and regulatory compliance.

VI. Payment:

Party B shall remit the advance payment preceding the goods delivery; Party A shall effectuate the shipment forthwith upon receipt thereof.

VII. Responsibilities and Obligations of Both Parties:

1. Party B hereby represents, warrants, and covenants that all products procured from Party A shall strictly adhere to all applicable statutory requirements, regulatory provisions, and industry standards in force within each relevant jurisdiction throughout the entire process of sale, distribution, and commercialization.

2. Party B shall make the payments in accordance with the agreed schedule stipulated in this Agreement. In the event that Party B’s delayed payment or other attributable causes result in Party A’s inability to deliver goods as scheduled, the delivery period shall be correspondingly extended, and Party A shall not bear any liability for breach of contract in such circumstances.

3. Party A shall punctually deliver the goods in accordance with Party B’s requirements and ensure that the packaging of the goods complies with logistics and transportation specifications. Party A shall further procure adequate transportation insurance for the shipment.

4. If the Product quality does not conform to the requirements specified in the COA attached to this Agreement or the Quality Requirements, a re-inspection may be conducted by a third-party testing authority agreed upon by both Parties. A tolerance of ±1% shall be allowed for the testing results of the third-party authority; within this range, the Goods shall be deemed to conform to the Requirements. If the Goods fail to meet the requirements set forth in the COA or Quality Requirements of this Agreement, Party A shall bear all costs incurred in the testing, as well as all expenses for the return and replacement of the goods.

5. Should either party fail to perform this Agreement without cause or unilaterally terminate this Agreement, the breaching party shall be liable to pay liquidated damages equivalent to 15% of the total value of the unperformed portion of this Agreement to the non-breaching party. In the event that either party fails to fully perform its obligations under this Agreement due to its own default, the defaulting party shall likewise compensate the other party with liquidated damages amounting to 15% of the total price of the unfulfilled portion hereof.

VIII. Liability for Violate of Agreement

The parties hereto shall strictly observe and duly perform their respective obligations as stipulated herein. In the event that Force Majeure circumstances render the performance of this Agreement impossible or delayed, the Parties shall negotiate in good faith to determine the appropriate resolution in accordance with the relevant provisions of this Agreement.

IX. Miscellaneous:

The parties hereto shall resolve any matters not expressly addressed in this Agreement through amicable consultation and may execute a separate supplementary agreement to formalize such resolutions. The parties further agree that any irreconcilable disputes arising during the performance of this Agreement shall be settled through litigation, which shall be subject to the exclusive jurisdiction of the People’s Court located at the domicile of Party A.

This Agreement becomes effective upon execution by both parties. IN WITNESS WHEREOF, this Agreement is executed in four (4) original copies - two (2) for each party - all with equal legal force and effect.

Party A：Xi`an App-Chem Bio (Tech) Co., Ltd. Seal: Authorized Representative (Signature): May 12, 2025	Party B:Shanghai Risesun International Trade Co., Ltd. Seal: Authorized Representative (Signature): May 12, 2025